Exhibit 10.73

RELEASE AND AGREEMENT

THIS RELEASE AND AGREEMENT (the “Release”) dated December 28, 2023 (the “Effective Date”) is granted by HT Investments MA LLC, in its capacity as collateral agent (the “Collateral Agent”) under that certain Amended and Restated Security and Pledge Agreement dated as of October 5, 2021 (the “Security Agreement”) related to the issuance of senior secured convertible notes (the “Notes”) by Akerna Corp., a Delaware corporation (the “Company”), acting on behalf of the holders of the Notes (the “Holders”), for the benefit of the Company.

RECITALS

WHEREAS, the Company is party to that certain Securities Purchase Agreement, dated as of October 5, 2021 (as amended, restated, extended, replaced or otherwise modified from time to time, the “Securities Purchase Agreement”), by and among the Company, the Collateral Agent and the Holders, pursuant to which the Company sold Notes to the Holders (capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement);

WHEREAS, as security for the repayment of the Company’s obligations under the Notes, the Company and certain subsidiaries of the Company entered into the Security Agreement, pursuant to which, among other things, the Company granted the Collateral Agent, in its capacity as collateral agent to the Holders, a first priority security interest on substantially all of the assets of the Company and its material subsidiaries, including, without limitation, a pledge by the Company of 65% of the issued and outstanding shares (the “Ample Shares”) of its indirect wholly-owned subsidiary Ample Organics Inc., an Ontario corporation (“Ample”) held by Akerna Canada Ample Exchange Inc., an Ontario corporation and an indirect wholly-owned subsidiary of the Company (the “Akerna Exchange”), which holds all of the Ample Shares;

WHEREAS, as a further inducement to the Holders purchasing the Notes, the Company and certain of its subsidiaries entered into an Intellectual Property Security Agreement, dated October 5, 2021 (the “IP Agreement”) granting the Collateral Agent a security interest in the intellectual property collateral of the Company and certain of its subsidiaries on the terms set forth in the IP Agreement;

WHEREAS, Akerna Exchange desires to enter into that certain Share Purchase Agreement (“SPA”) by and between Akerna Exchange, the Company, and Wilcompute Systems Group Inc. (“Wilcompute”), to be dated on or about the date hereof, in the form attached hereto as Exhibit A, under which Akerna Exchange will sell to Wilcompute all of the issued and outstanding Ample Shares (the “Sale Transaction”);

WHEREAS, pursuant to that certain Intellectual Property Assignment Agreement (“IP Assignment Agreement”) by and between the Company and Ample, to be dated on or about the date hereof, in the Form attached hereto as Exhibit B, the Company will sell, assign, transfer and set over to Ample all of the Company’s right, title and interest in work product and intellectual property rights related to the intellectual property used by Ample, including, but not limited to, work product related to the Ample Organics Software platform, AmpleCare platform, AmpleExchange platform, AmplePayments platform, AmpleCentral platform, AmpleData platform and AmpleLearn platform.

WHEREAS, on or prior to the date hereof, each Holder has, severally, entered into a consent and agreement with the Company pursuant to which the Holder has consented to this Release in the form attached thereto as Exhibit A (collectively, the “Consents”).

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements set forth in this Release and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows

1. Release of Security Interest. Effective as of the later of (the “Effective Time”) (a) the time each of the Holders, severally, and the Company shall have duly executed and delivered to the Collateral Agent the Consents, and (b) the time the parties hereto shall have executed and delivered this Release, the Collateral Agent, on behalf of the Holders, hereby irrevocably and unconditionally releases and forever discharges, from and as of the date hereof, (i) its security interest (including any lien, claim or encumbrances related thereto) in the Ample Shares and (ii) its security interest (including any lien, claim or encumbrances related thereto) in the Collateral (as defined in the Security Agreement and the IP Agreement) of the Company covered by the IP Assignment Agreement. Notwithstanding the foregoing, the Company acknowledges and agrees that the Collateral Agent’s liens, claims, encumbrances and security interests in all other Collateral under the Security Agreement and the IP Agreement which is not covered by the SPA or IP Assignment Agreement shall not be affected by the terms and conditions of the Consents and/or the Release, as applicable, and shall continue in full force and effect in accordance with the terms of the Security Agreement and the IP Agreement.

2. Additional Actions. Effective as of the Effective Time, and at all times thereafter upon request of the Company or Ample, Collateral Agent will take and execute, or cause to be taken and executed, all actions and further instruments reasonably necessary, at the expense of the Company (in excess of the Legal Fee Amount (as defined below)), including but not limited to consenting to the Company or Ample filing of UCC-3 amendment notices, to effect and give reasonable evidence to the terms of this Release.

3. Third Party Beneficiary. Ample is a third party beneficiary of the provisions set forth in this Release. Other than Ample, this Release is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

4. Fees and Expenses. The Company shall reimburse the Collateral Agent a nonaccountable amount of $5,000 for the legal fees and expenses of Kelley Drye & Warren LLP, counsel to the Collateral Agent, in connection with the preparation and negotiation of this Release available funds in accordance with the written instructions delivered to the Company (the “Legal Fee Amount”). The Legal Fee Amount shall be paid by the Company whether or not the transactions contemplated by this Release are consummated.

. No Material Information. On or before 8:30 a.m., New York City time, on the fourth (4t ) Business Day occurring after the Effective Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching this Agreement as an exhibit to such filing (the “Agreement 8-K Filing”). On or before the first (1st) Business Day occurring after the fourteenth (14t ) calendar day following the Effective Date, the Company shall file a Current Report on Form 8-K describing any material, non-public information otherwise received by the Collateral Agent and/or any of the Holders, as applicable, from the Company in the form required by the 1934 Act (the “Other 8-K Filing” and together with the Agreement 8-K Filing, the “8-K Filings”). From and after the filing of the 8-K Filings with the SEC, no Holder nor the Collateral Agent shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filings. In addition, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents on the one hand, and each Holder, the Collateral Agent and/or any of their affiliates on the other hand, will terminate as of the date of filing of the Other 8-K Filing and is of no further force or effect. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Holder and/or the Collateral Agent, as applicable, with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date of the Other 8-K Filing without the express prior written consent of the Collateral Agent. The Company understands and confirms that the Collateral Agent will rely on the foregoing representations in effecting transactions in securities of the Company.

8. Counterparts. This Release may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

9. No Strict Construction. The language used in this Release will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

10. Headings. The headings of this Release are for convenience of reference and shall not form part of, or affect the interpretation of, this Release.

11. Severability. If any provision of this Release is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Release so long as this Release as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

12. Amendments. No provision of this Release may be amended other than by an instrument in writing signed by the Company, the Collateral Agent and Wilcompute.

13. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Release and the consummation of the transactions contemplated hereby.

14. Successors and Assigns. This Release shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

15. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Release shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Release and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS RELEASE OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signature Page Follows]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Release to be duly executed as of the date first written above.

COMPANY:

AKERNA CORP.

By:	/s/ Jessica Billingsley
Name:	Jessica Billingsley
Title:	Chief Executive Officer

[SIGNATURE PAGE TO COLLATERAL AGENT RELEASE]

IN WITNESS WHEREOF, the Collateral Agent and the Company have caused their respective signature page to this Release to be duly executed as of the date first written above.

COLLATERAL AGENT:

HT INVESTMENTS MA LLC

By:	/s/ Eric Helenek
	Name :	Eric Helenek
	Title:	Authorized Signatory

EXHIBIT A

SPA

(See attached)

EXHIBIT B

IP ASSIGNMENT AGREEMENT

(See attached)